EXHIBIT 3.4

Bylaws of

THE HEMPACCO CO., INC.

a Nevada Corporation

Article One

Office

The Corporation's principal office in the State of Nevada will be located in the County Washoe, Nevada. The Registered Office of the Corporation required by the NRS Chapter 78 of Nevada to be maintained in the State of Nevada may be, but need not be, identical with the principal office in the State of Nevada. The Board of Directors may change the address of either office from time to time.

Article Two

Shareholders

Section 2.01 Annual Meeting

The annual meeting of the Corporation's Shareholders will be held at the time and place designated from time to time by the Board of Directors. The purpose of the annual meeting is to elect Directors to succeed those whose terms expire as of the date of the annual meeting, and to transact any other corporate business arising before the meeting. Any Shareholder may apply to a court of competent jurisdiction to order an annual meeting if one is not held within 15 months after the last annual meeting.

Section 2.02 Special Meetings

Special meetings of the Shareholders may be called at any time for any purpose by the President, by a Vice President, or by a majority of the Board of Directors. The special meeting will be called by the President, by a Vice President, the Secretary, or any Director of the Corporation upon the written request of the holders of 20% of all the shares outstanding and entitled to vote on the business to be transacted at the meeting. The written request must state the meeting's purpose. The Shareholders must restrict the business transacted at all special meetings of Shareholders to the purpose stated in the notice of the meeting.

Section 2.03 Meeting Location

The Shareholders will hold all meetings at the Corporation's principal office or elsewhere in the United States, or at such other place as designated by the Board of Directors and specified in the notice of the meeting.

Bylaws of THE HEMPACCO CO., INC.

Unless otherwise provided in the Articles of Incorporation, the Board of Directors may adopt procedures authorizing any annual or special meeting of Shareholders to be held solely by means of remote communication rather than in person at a physical location. Subject to any procedures the Board of Directors may adopt, Shareholders and any proxyholders not physically present at a meeting of Shareholders may participate in and vote at the meeting by conference telephone or other similar electronic communications equipment, and will be deemed present in person at the meeting for all purposes of these Bylaws, whether the meeting is held at a designated place or solely by means of remote communication. Any procedures promulgated by the Board of Directors must require that all of the Shareholders and any proxyholders participating in the meeting can hear and speak to each other at the same time. If any Shareholder or proxyholder votes or takes other action at the meeting by means of remote communication, the Corporation must maintain a record of the vote or other action taken.

Section 2.04 Meeting Notice

The Secretary will mail written notice of each Shareholder meeting, postage prepaid, to each Shareholder of record entitled to vote at the Shareholder's address as it appears on the books of the Corporation. The Secretary will mail the notice at least 10 days but no more than 60 days before the meeting. The notice must state the place, day, and hour at which the meeting will be held and, in the case of any special meeting, must state briefly the meeting's purpose. If any Shareholder meeting is adjourned to a different date, time, or place, the Secretary need not give notice of the new date, time, or place if this information is announced at the meeting before adjourning. But if a new record date for the adjourned meeting is fixed, the Secretary must give notice of the adjourned meeting to Shareholders as of the new record date.

Section 2.05 Shareholder Meetings

If all of the Shareholders entitled to vote meet at any place, within or outside the State of Nevada, and consent to the holding of a meeting, the meeting will be valid without call or notice, and the Shareholders may take any action at the meeting.

Section 2.06 Action without Meeting by Written Consent

Any action required or permitted to be taken at a Shareholder meeting may be taken without a meeting when all of the Shareholders entitled to vote on the subject matter sign a written consent to the action. These signed consents will have the same force and effect as the unanimous vote of all the Shareholders at a meeting duly held. The Secretary must file these consents with the minutes of the Shareholder meetings.

Section 2.07 Quorum

The presence in person or by proxy of the holders of record of a majority of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote will constitute a quorum at all meetings of the Shareholders, except as otherwise specifically provided by law, by the Articles of Incorporation, or by these Bylaws, or a resolution of the Board of Directors requiring satisfaction of a greater or lesser quorum requirement. If less than a quorum attends a meeting, the meeting may be adjourned from time to time until a quorum is present. A majority vote of the Shareholders present or represented may adjourn the meeting without any notice other than by announcement at the meeting. At any adjourned meeting at which a quorum is later present, any business may be transacted that might have been transacted if the meeting had been held as originally called.

Bylaws of THE HEMPACCO CO., INC.

Section 2.08 Conduct of Meetings

The President of the Corporation will preside over Shareholder meetings or, if she or he is not present, by a Vice President, or, if none of those officers are present, by a chairperson elected at the meeting. The Secretary of the Corporation, or if she or he is not present, any Assistant Secretary will act as secretary of the meeting. In the absence of the Secretary and any Assistant Secretary, the presiding officer may appoint a person to act as secretary of the meeting.

Section 2.09 Voting

At all Shareholder meetings, every Shareholder entitled to vote will have one vote for each share of stock standing in his or her name on the books of the Corporation on the date the Shareholders entitled to vote at the meeting are determined. The vote may be made either in person or by proxy. The proxy must be appointed by a written instrument signed by the Shareholder or the Shareholder's duly authorized attorney in fact, bearing a date not more than three months before the meeting, unless the instrument provides for a longer period, but in no event more than 11 months before the meeting. The proxy must be dated, but need not be sealed, witnessed, or acknowledged. All elections must be had and all questions must be decided by a majority of the votes cast at a duly organized meeting, except as otherwise provided by law, by the Articles of Incorporation, or by these Bylaws.

Other than an election of Directors, favorable action on a matter by a quorum is taken if it is approved by a majority of the shares outstanding and entitled to vote on the matter. In the case of any matter that has been approved by vote of the Board of Directors taken at a meeting held before a Shareholder meeting, only a simple majority vote of the shares voted is necessary to approve the action, unless the Board of Directors requires a greater number of affirmative votes.

Directors may be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. No ballot is required for this election unless requested by a Shareholder or proxyholder entitled to vote in the election.

Section 2.10 Cumulative Voting

Cumulative voting will not apply to election of Directors. In all elections for Directors, each Shareholder will have the right to cast votes for as many candidates as there are Directors to be elected, and may cast as many votes as equal the number of voting shares owned by him or her in the Corporation for each candidate, either in person or by proxy.

Bylaws of THE HEMPACCO CO., INC.

Section 2.11 Voting Lists

At least 10 days before each Shareholder meeting, the Secretary will make a complete and alphabetized list of the Shareholders entitled to vote at the meeting, with the address and the number of shares held by each. The Secretary will keep the list on file at the Registered Office of the Corporation for 10 days before the meeting. The list will be subject to inspection by any Shareholder at any time during usual business hours. The list will also be produced and kept open at the time and place of the meeting and will be subject to the inspection of any Shareholder during the meeting. The original or a duplicate share ledger or transfer book will be prima facie evidence as to the Shareholders entitled to examine the list or to vote at any Shareholder meeting.

Section 2.12 Voting of Shares by Certain Holders

Shares standing in the name of another domestic or foreign corporation may be voted by the officer, agent, or proxy as those corporate bylaws provide, or, if the corporate bylaws make no provision, as that corporation's board of directors may determine.

Shares standing in the name of a deceased person may be voted by his or her administrator or executor, either in person or by proxy. Shares standing in the name of a guardian, curator, or trustee may be voted by the fiduciary, either in person or by proxy. But no guardian, curator, or trustee may vote shares held by him or her as a fiduciary without a transfer of the shares into his or her name.

Shares standing in the name of a receiver may be voted by the receiver, and shares held by or under the control of a receiver may be voted by the receiver without the transfer of the shares into his or her name if authority to do so is contained in an appropriate order of the court that appointed the receiver.

A Shareholder whose shares are pledged will be entitled to vote the shares until the shares have been transferred into the name of the pledgee. After the transfer, the pledgee will be entitled to vote the transferred shares.

Section 2.13 Records Inspection

A Shareholder entitled to inspect the records of the Corporation under any statutory or other legal right will have access to the records on demand only during the usual and customary hours of business and in a manner that will not unduly interfere with the Corporation's regular conduct of the business. A Shareholder may delegate this inspection right to a certified or public accountant or a licensed attorney at law on the condition that, at the Corporation' s request, an accurate copy of every report made by the accountant or attorney based on the inspection be provided to the Corporation when the report is completed. No Shareholder may use, permit to be used, or acquiesce to others' use of any information the Shareholder, accountant, or attorney obtains to the competitive detriment of the Corporation.

Bylaws of THE HEMPACCO CO., INC.

Article Three

Board of Directors

Section 3.01 General Powers

The property and business of the Corporation will be managed under the direction of the Board of Directors of the Corporation.

Section 3.02 Number and Term of Office

The number of Directors to constitute the first Board of Directors of the Corporation will be as set forth in the Articles of Incorporation. If the Articles of Incorporation provide for a Board of Directors of at least three and permit the number of Directors to be changed from time to time in the Bylaws, the Shareholders or the Board of Directors may at any time change the number of Directors to constitute the Board of Directors (to any number not less than three and not more than any maximum number permitted by the Articles of Incorporation) by a resolution of a majority of the entire Board of Directors. Directors need not be Shareholders. The Shareholders must elect Directors each year at the annual meeting of Shareholders, and each Director will serve until his or her successor is elected and qualified.

Section 3.03 Filling Vacancies

If a vacancy in the Board of Directors arises for any reason, the remaining Directors, by majority vote, may elect a successor to hold office for the unexpired portion of the remaining term. The newly elected Director will hold office until the election of his or her successor, or until resigning or being removed before the end of the term by an affirmative vote of a majority of the Shareholders.

Similarly, if the number of Directors is increased as provided in these Bylaws, the additional Directors will be elected by the Board of Directors already in office, and will hold office until the next annual meeting of Shareholders and thereafter until his, her, or their successors are elected.

Any Director may be removed from office with or without cause by the affirmative vote of the holders of the majority of the stock issued, outstanding, and entitled to vote at any special meeting of Shareholders regularly called for the purpose.

Section 3.04 Meeting Location

The Board of Directors may hold their meetings, have one or more offices, and keep the books of the Corporation within or outside the State of Nevada, at any place or places as they may from time to time determine by resolution or by written consent of all the Directors.

Section 3.05 Meeting Electronically

Members of the Board of Directors may participate in a meeting by means of conference telephone or other similar electronic communications equipment if all of the persons participating in the meeting can hear and speak to each other at the same time. Participating in a meeting in this manner is the same as presence in person at a meeting for all purposes of these Bylaws.

Bylaws of THE HEMPACCO CO., INC.

Section 3.06 Regular Meetings

The Board of Directors may hold regular meetings without notice at those times and places as the Board determines by corporate resolution only if the Secretary has mailed notice of every Board resolution fixing or changing the time or place for holding the regular meetings to each Director at least three days before the first meeting held under the resolution. But the annual meeting of the Board of Directors must be held immediately after the annual Shareholder meeting at which a Board of Directors is elected. The Board may transact any business at a regular meeting.

Section 3.07 Special Meetings

Special meetings of the Board of Directors will be held whenever called by direction of the President. Special meetings must be called by the President or the Secretary upon written request of a majority of the Board of Directors. The Secretary must give notice of each special meeting of the Board of Directors by mailing the notice to each Director at least three days before the meeting. Any Director may waive receipt of notice. Unless otherwise indicated in the notice, the Board may transact any business at a special meeting.

Section 3.08 Quorum

A quorum for the transaction of business at all meetings of the Board of Directors comprises a majority of all the Directors. But if at any meeting less than a quorum is present, a majority of those present may adjourn the meeting from time to time, and the act of a majority of the Directors present at any meeting at which there is a quorum will be the act of the Board of Directors, except as may be otherwise specifically provided by law, by the Articles of Incorporation, or by these Bylaws.

Section 3.09 Meetings of Directors

If all of the Directors entitled to vote meet at any place, within or without the State, and consent to hold a meeting, that meeting will be valid without call or notice, and the Board may take any corporate action at the meeting.

Section 3.10 Action without Meeting by Written Consents

Any action required or permitted to be taken at a meeting of the Directors may be taken without a meeting when written consents setting forth the action taken are signed by all of the Directors entitled to vote with respect to the subject matter. These consents will have the same force and effect as the unanimous vote of the Directors at a meeting duly held. The Secretary must file the consents with the minutes of the meetings of the Directors.

Section 3.11 Compensation of Directors

The Board of Directors will fix by resolution the compensation or salary paid for attendance at each regular or special meeting of the Board in which a Director actually participates and reimbursement of the expenses incurred in attending any regular or special meeting of the Board. The reimbursement and compensation will be payable whether or not a meeting is adjourned because of the absence of a quorum. No provision of these Bylaws precludes any Director from serving the Corporation in any other capacity and receiving compensation for that service.

Bylaws of THE HEMPACCO CO., INC.

Section 3.12 Committees

The Board of Directors may, by resolution passed by the Board, designate one or more committees that will have and may exercise the powers of the Board of Directors. Each committee must consist of two or more of the Directors of the Corporation. The Board of Directors must name these committees by resolution.

Article Four

Officers

Section 4.01 Election, Tenure, and Compensation

The officers of the Corporation will be a President, a Secretary, and a Treasurer, and one or more Vice Presidents, and one or more assistants to these officers as the Board of Directors from time to time may consider necessary for the Corporation's proper conduct of the business. The officers will be elected annually by the Board of Directors at its first meeting following the annual meeting of the Shareholders. Any two or more of the above offices, except those of President and Vice President, may be held by the same person, but no officer may sign, acknowledge, or verify any instrument in more than one capacity if the law or these Bylaws require the instrument to be executed, acknowledged, or verified by two or more officers. The Board of Directors will fix the compensation or salary paid to all officers of the Corporation by resolution.

If any office other than an office required by law is not filled by the Board of Directors or later becomes vacant, the office and all references in these Bylaws are inoperative until the Board of Directors fills the office in accordance with these Bylaws.

Except where otherwise specifically provided in a contract duly authorized by the Board of Directors, all officers and agents of the Corporation are subject to removal at any time by the majority vote of the whole Board of Directors, and all officers, agents, and employees hold office at the discretion of the Board of Directors or of the officers appointing them.

Section 4.02 Powers and Duties of the President

The President is the chief executive officer of the Corporation and has general charge and control of all its business affairs and properties. He or she will preside at all Shareholder meetings.

The President may sign and execute all authorized bonds, contracts, or other obligations in the Corporation' s name. He or she will have the general powers and duties of supervision and management usually vested in the office of president of a corporation. The President will be an ex officio member of all the standing committees. He or she shall perform all other duties as the Board of Directors may assign from time to time.

Bylaws of THE HEMPACCO CO., INC.

Section 4.03 Powers and Duties of the Vice President

The Board of Directors may appoint a Vice President and may appoint more than one Vice President. Any Vice President (unless otherwise provided by resolution of the Board of Directors) may sign and execute all authorized bonds, contracts, or other obligations in the name of the Corporation. Each Vice President will have other powers and perform all other duties assigned by the Board of Directors or by the President. If the President is absent or disabled, any Vice President will perform the duties of that office, and any action taken by the Vice President in place of the President will be conclusive evidence of the absence or disability of the President.

Section 4.04 Secretary

The Secretary will give or cause to be given notice of all meetings of Shareholders and Directors and all other notices required by law or by these Bylaws. In the Secretary' s absence, refusal, or neglect, the President may direct any person to give this notice. The Secretary must record all the Shareholder and Board of Director meeting proceedings in books provided for that purpose, and shall perform all other duties assigned by the Directors or the President. The Secretary will have charge of the transfer book for shares of the Corporation. The Secretary will have custody of the corporate seal, if any; will affix the seal to all instruments requiring it when authorized by the Board of Directors or the President; and will attest the fixing of the seal.

In general, the Secretary shall perform all the duties generally incident to the office of Secretary, subject to the control of the Board of Directors and the President.

Section 4.05 Treasurer

The Treasurer will have custody of all the funds and securities of the Corporation, and he or she will keep full and accurate account of receipts and disbursements in books belonging to the Corporation. The Treasurer will deposit all moneys and other valuables in the name and to the credit of the Corporation in the depository or depositories designated by the Board of Directors.

The Treasurer will disburse the funds of the Corporation as ordered by the Board of Directors, taking proper vouchers for all disbursement s. He or she will provide to the President and the Board of Directors, with or without specific request, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation.

The Treasurer will give the Corporation a bond, if required by the Board of Directors, in a sum, and with one or more sureties satisfactory to the Board of Directors , for the faithful performance of the duties of his or her office and for the restoration to the Corporation of all books, papers, vouchers, moneys, and other properties of any kind in his or her possession or under his or her control belonging to the Corporation if he or she is removed from office for any reason.

The Treasurer shall perform all the duties generally incident to the office of the Treasurer, subject to the control of the Board of Directors and the President.

Bylaws of THE HEMPACCO CO., INC.

Section 4.06 Assistant Secretary

The Board of Directors may appoint one or more Assistant Secretaries. Except as otherwise provided by resolution of the Board of Directors, each Assistant Secretary will have the power to perform all duties of the Secretary in the absence or disability of the Secretary and will have all other powers and will perform all other duties assigned to him or her by the Board of Directors or the President. If the Secretary is absent or disabled, any Assistant Secretary will perform the duties of the office; the Assistant Secretary taking any action in place of the Secretary is conclusive evidence of the Secretary' s absence or disability.

Section 4.07 Assistant Treasurer

The Board of Directors may appoint one or more Assistant Treasurers. Except as otherwise provided by resolution of the Board of Directors, each Assistant Treasurer will have the power to perform all duties of the Treasurer in the absence or disability of the Treasurer, and will have all other powers and will perform all other duties assigned to him or her by the Board of Directors or the President. If the Treasurer is absent or disabled, the Assistant Treasurer will perform the duties of the office; the Assistant Treasurer taking of any action in place of the Treasurer is conclusive evidence of the Treasurer's absence or disability.

Article Five

Capital Stock

Section 5.01 Issuance of Certificates of Stock

The ce1iificates for shares of the stock of the Corporation, if issued, must be in a form consistent with the Articles of Incorporation or its amendments, and as approved by the Board of Directors.

In lieu of certificates, the Board of Directors may authorize the issuance of uncertificated shares, as set forth in a Corporate Stock Ledger, as provided by NRS 78.235.

All certificates must be signed by the President or by the Vice President and countersigned by the Secretary or by an Assistant Secretary. All certificates for each class of stock will be consecutively numbered. The Secretary will enter the name of the person owning the shares issued and the holder' s address in the Corporation' s books. The Secretary will cancel all certificates surrendered to the Corporation for transfer and no new certificates representing the same number of shares may be issued until the former certificate or certificates for the same number of shares have been surrendered and cancelled. If a certificate of stock is lost or destroyed, the Secretary may issue a replacement certificate upon proof of the loss or destruction and, unless specifically waived by the President, give a satisfactory bond of indemnity not exceeding an amount double the value of the stock. Both the proof and bond must be in a form approved by the Corporation's general counsel and by the Transfer Agent of the Corporation and by the Registrar of the stock.

Bylaws of THE HEMPACCO CO., INC.

The Board of Directors may issue the number of shares of each class or series authorized by the Articles of Incorporation. The Board of Directors may authorize shares to be issued for consideration consisting of any tangible or intangible property or benefit to the Corporation, including cash, promissory notes, services performed, contracts for services to be performed, or other securities of the Corporation. Before the Corporation issues shares, the Board of Directors must determine that the consideration for the shares to be issued is adequate. The Board of Directors will determine the terms upon which the rights, options, or warrants for the purchase of shares or other securities of the Corporation are issued and the terms, including the consideration, for which the shares or other securities are to be issued.

Section 5.02 Transfer of Shares

Shares of the Corporation' s capital stock will be transferred on the corporate books only by the holder of the stock in person or by his or her attorney in fact. The capital stock certificates must be surrendered and cancelled in exchange for a like number of shares in accordance with these Bylaws.

Section 5.03 Registered Shareholders

The Corporation may treat the holder of record of any share or shares of stock as the holder in fact of those shares, and is not bound to recognize any equitable or other claim to or interest in those shares in the name of any other person even if the Corporation has notice of the claim or interest, except as specifically provided by Nevada law.

Section 5.04 Closing Transfer Books

The Board of Directors may fix the time-not more than 50 days before the date of any Shareholder meeting, date of any dividend payment, or date of any allotment of rights-during which time the books of the Corporation will be closed against stock transfers. In the alternative, the Directors may fix a date-not more than 50 days before the date of any Shareholder meeting, date of any dividend payment, or date of any allotment of rights- as a record date to determine the Shareholders entitled to receive notice of and to vote at any meeting or to receive any dividends or rights (as the case may be). Only Shareholders of record on those dates will be entitled to receive notice of and to vote at the meeting or to receive dividends or rights (as the case may be).

Section 5.05 Dividends

The Board of Directors may from time to time declare and direct the Corporation to pay dividends on its outstanding shares in the manner and upon the terms provided by law and by its Articles of Incorporation.

Article Six

Corporate Seal

The Corporation will not have a corporate seal.

Bylaws of THE HEMPACCO CO., INC.

Article Seven

Bank Accounts and Loans

Section 7.01 Bank Accounts

The Board of Directors may from time to time authorize designated officers or agents of the Corporation to deposit any corporate funds in those banks or trust companies designated by the Board of Directors, or may delegate to those officers or agents the authority to designate banks or trust companies. The designated officers or agents may also withdraw any or all of the funds of the Corporation deposited in the bank or trust company upon checks, drafts, or other instruments or orders for the payment of money, drawn against the account or in the name or behalf of this Corporation and made or signed by those officers or agents. Each bank or trust company with which funds of the Corporation are deposited is authorized to accept, honor, cash, and pay- without limit as to amount- all checks, drafts, or other instruments or orders for the payment of money when drawn, made, or signed by officers or agents designated by the Board of Directors until the bank or trust company receives written notice revoking the authority of any officers or agents from the Board of Directors. The Board of Directors will certify from time to time to those banks or trust companies the signatures of the officers or agents of the Corporation authorized to draw against those accounts. If the Board of Directors fails to designate the persons by whom checks, drafts, and other instruments or orders for the payment of money will be signed, any checks, drafts, and other instruments or orders for the payment of money must be signed by the President or a Vice President and countersigned by the Secretary or Treasurer or an Assistant Secretary or an Assistant Treasurer of the Corporation.

Section 7.02 Loans

No loans may be contracted on behalf of the Corporation and no evidences of indebtedness may be issued in its name unless authorized by a resolution of the Board of Directors. The authority granted in the resolution may be general or confined to specific instances.

Section 7.03 Contracts

The Board of Directors may authorize any officer, agent, or agents of the Corporation to enter into any contract or to sign and deliver any instrument in the name of and on behalf of the Corporation. The authority granted by the Board of Directors may be general or confined to specific instances.

Article Eight

Reimbursements

If the Internal Revenue Service disallows in whole or in part any payments made to an officer or other employee of the Corporation such as salary, commission, interest or rent, or incurred entertainment expense as a deductible expense, the officer or employee must reimburse the Corporation for the amount to the full extent of its disallowance. The Board of Directors must enforce payment of each amount disallowed. Instead of payment by the officer or other employee, the Board of Directors may authorize proportionate amounts to be withheld from his or her future compensation until the amount owed to the Corporation has been recovered.

Bylaws of THE HEMPACCO CO., INC.

Article Nine

Miscellaneous Provisions

Section 9.01 Fiscal Year

The first fiscal year of the Corporation will be determined by the filing of the first federal income tax return of the Corporation. Each fiscal year following the first fiscal year must end on the same date unless changed by resolution of the Board of Directors.

Section 9.02 Validity of Copies

Any person may rely on a copy of these Bylaws or any resolution of the Board of Directors that the Secretary certifies to be a true copy to the same effect as if it were an original.

Section 9.03 Singular and Plural; Gender

Unless the context requires otherwise, words denoting the singular may be construed as plural and words of the plural may be construed as denoting the singular. Words of one gender may be construed as denoting another gender as appropriate within the context. The word or used in a list of more than two items may function as both a conjunction and a disjunction as the context requires or permits.

Section 9.04 Resignation or Removal

The phrase resignation or removal means the voluntary or involuntary removal of a Director or officer, as the case may be, due to death, disability, removal by vote of the Shareholders or Directors (as the case may be), resignation, or refusal to act.

Section 9.05 Headings of Articles, Sections, and Subsections

The headings of Articles, Sections, and Subsections used within these Bylaws are included solely for the convenience and reference of the reader. They have no significance in the interpretation or construction of this Agreement.

Section 9.06 Notices

Unless otherwise stated, whenever Bylaws call for notice, the notice must be in writing and must be personally delivered with proof of delivery, or mailed postage prepaid by regular US mail, to the last known address of the party requiring notice. If delivery is made by US mail, notice is effective on the date mailed; in all other cases, notice is effective when delivery is made.

Bylaws of THE HEMPACCO CO., INC.

Section 9.07 Waiver of Notice

Whenever any notice is required to be given under these Bylaws, the Articles of Incorporation, or any law, a written waiver of the notice, signed by the person or persons entitled to receive notice, whether before or after the time stated therein, is equivalent to the giving of that notice.

Attending any meeting is a waiver of notice of the meeting except if the attendance is for the specific purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

Article Ten

Amendments

The Board of Directors has the authority to amend, alter, or repeal these Bylaws, in whole or in part, and may from time to time make additional Bylaws. This action may be taken at any general or special meeting of the Board of Directors by a vote of the Directors. But if the action is to be taken at a special meeting, notice of the meeting must state that a purpose of the meeting will be to consider and act upon alterations, amendments, or repeal of the Bylaws.

CERTIFICATE OF CORPORATE SECRETARY

I, SANDRO PIANCONE, the undersigned, the duly elected and acting Secretary of THE HEMPACCO CO., INC., do hereby certify that the above and foregoing Bylaws were adopted as the Bylaws of said Corporation on 4-1-19 by the Directors of said Corporation.

SECRETARY:

/s/ Sandro Piancone	Dated: 4-1, 2019
SANDRO PIANCONE

Bylaws of THE HEMPACCO CO., INC.